Execution Copy

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 19, 2009, by and among China Agritech, Inc., a Delaware corporation (the “Company”), Carlyle Asia Growth Partners IV, L.P. (“Carlyle”), CAGP IV CO-INVESTMENT, L.P. (“CAGP” and together with Carlyle, the “Purchasers” and each, a “Purchaser”) and each of the Persons listed on Schedule I attached hereto (each, an “Additional Stockholder” and collectively, the “Additional Stockholders”).  The parties hereto other than the Company are referred to individually as a “Stockholder” and collectively as “Stockholders.”

RECITALS

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) and, warrants to purchase additional shares of the Common Stock;

WHEREAS, the Company’s and the Purchasers’ respective obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, the Additional Stockholders own, in the aggregate, 3,631,347 shares of Common Stock of the Company, representing approximately 43.0% of the issued and outstanding voting capital stock of the Company immediately after the issuance to the Purchasers pursuant to the Purchase Agreement of an aggregate of 1,392,768 shares of Common Stock on the date hereof; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

VOTING

Section 1.01   Agreement to Vote.  Each Additional Stockholder, as a holder of Common Stock, hereby agrees on behalf of itself, and any permitted transferee or assignee of any such shares of Common Stock, to vote:  (x) all of the shares of Common Stock registered in its name and (y) as of the date of any vote, any other voting securities (or voting rights associated with any other securities) of the Company that such Additional Stockholder holds (hereinafter collectively referred to as the “Stockholder Shares”) at regular and special meetings of the Company’s stockholders (or by written consent) (i) in accordance with the provisions of this Agreement and (ii) to use its best efforts to cause the Company to comply with the terms of and perform its obligations under this Agreement.

Section 1.02   Manner of Voting.  The voting of Stockholder Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.03   Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.01   Nomination and Election of Directors; Board Representation.  The Company shall, and each of the Additional Stockholders shall cause the Company, to nominate for election to the Board prior to each annual meeting of the Company’s stockholders, at any other meeting of the Company’s stockholders at which members of the Board are to be elected, and whenever members of the Board are to be elected by written consent, one individual designated by the Purchasers (jointly) (together with his or her successor, the “Purchaser Director”), and the Additional Stockholders shall vote or act with respect to all of their Stockholder Shares at each such annual meeting of the Company’s stockholders, at any such other meeting of the Company’s stockholders at which members of the Board are to be elected, and whenever members of the Board are to be elected by written consent, so as to elect the Purchaser Director.

Section 2.02   In the event that the Board determines that the Purchaser Director is an “independent director” as defined and determined in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the Company and the Additional Stockholders hereby agree to take any and all action necessary so as to cause the Purchaser Director to be appointed to each committee of the Board, including, but not limited to, the audit and compensation committees of the Board; provided, however, that for inclusion on the audit committee, such Purchaser Director must also meet the requirements for service on the audit committee as set forth in Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules.

Section 2.03   Filling Vacancies.  In the event of the Purchaser Director’s resignation, death, removal or disqualification, the Purchasers, acting jointly, shall promptly designate a new Purchaser Director and, after written notice of the designation has been given by such party to each of the parties hereto, the Additional Stockholders shall vote their Stockholder Shares to elect such nominee to the Board.

Section 2.04   Conflicts of Interest.

(a)   The Additional Stockholders and the Company recognize that the Purchasers, their Affiliates and the Purchaser Director: (i) have participated, directly or indirectly, and will continue to participate in private equity and other direct investments in corporations, partnerships, joint ventures, limited liability companies and other Persons and other similar transactions, (ii) may have interests in, participate with, aid and maintain seats on the boards of directors of other such entities and (iii) may develop opportunities for such other entities.  The Additional Stockholders and the Company acknowledge that the Purchaser Director may encounter business opportunities that the Company or its stockholders may desire to pursue, and that such opportunities may include, but shall not be limited to, identifying, pursuing and investing in entities, engaging broker-dealers and investment banking firms to perform certain services including, but not limited to, acting as underwriters or placement agents in securities offerings and obtaining investment funds from institutional and private stockholders or others.

(b)   The Additional Stockholders and the Company agree that the Purchasers and the Purchaser Director shall have no obligation to the Company, the Additional Stockholders or to any other Person to present any such business opportunity to the Company before presenting and/or developing such opportunity with any other Persons, other than such opportunities presented to any such Purchaser Director for the Company’s benefit in his or her capacity as a director of the Company.  Each Additional Stockholder and the Company acknowledges and agrees that, in any such case, to the extent a court might hold that the conduct of such activity is a breach of a duty to the Company, such Additional Stockholder and the Company hereby waive any and all claims and causes of action that such Additional Stockholder and/or the Company believes that it may have for such activities.  Each Additional Stockholder and the Company further agrees that the waivers and agreements in this Agreement identify certain types and categories of activities which do not violate the director’s duty of loyalty to the Company, and such types and categories are not manifestly unreasonable.  The waivers and agreements in this Agreement apply equally to activities conducted in the future and activities that have been conducted in the past.

Section 2.05   No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Purchasers and Additional Stockholders from acting in their sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01   Ownership, Authority, Etc.  Each Additional Stockholder represents and warrants that: (a) such Additional Stockholder now owns its Stockholder Shares, free and clear of all liens and encumbrances, and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement relating to its Stockholder Shares and (b) such Additional Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Additional Stockholder.

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Section 3.02   No Voting or Conflicting Agreements.  No Additional Stockholder, nor any of their respective Affiliates, shall:  (a) except as contemplated by Section 3.03 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.03   Covenant to Vote.  Each  Additional Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of obtaining a quorum, and shall vote their Stockholder Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.  In the event of an annual or special meeting of the Company’s stockholders called for the purpose of voting on the election of directors, each Additional Stockholder shall vote its Stockholder Shares, either in person or by proxy, in favor of the election of the Purchaser Director nominated in accordance with Section 2.01 hereof.

Section 3.04   Covenants of the Company.

(a)      The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s best efforts to cause the designation and election of the Purchaser Director as provided above.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement.

(b)      The Company, by its execution hereof, agrees that it will cause the certificates evidencing the shares of the Company’s capital stock subject to this Agreement to bear the legend required by Section 3.05 hereof, and that it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of the Company’s capital stock subject to this Agreement upon such holder’s written request to the Company.  The parties hereto agree, however, that the Company’s failure to cause the certificates evidencing the shares of the Company’s capital stock subject to this Agreement to bear the legend required by Section 3.05 hereof and/or to supply, free of charge, a copy of this Agreement as provided under this Section 3.04, shall not affect the validity or enforcement of this Agreement.

Section 3.05   Legend on Share Certificates.  Each certificate representing any shares of the Company’s capital stock subject to this Agreement, and any certificates representing shares of the Company’s capital stock which may be issued in the future to Additional Stockholders, shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

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ARTICLE IV.

MISCELLANEOUS

Section 4.01   Non-Unanimous Written Consent of Stockholders.  The Additional Stockholders have executed a non-unanimous written consent of the stockholders of the Company, dated effective as of the date hereof, authorizing and approving the transactions contemplated by the Transaction Documents.  The Additional Stockholders acknowledge that the Purchasers and the Company are relying on such non-unanimous written consent and hereby covenant and agree that such non-unanimous written consent shall not be rescinded or revoked, in whole or in part.

Section 4.02   Term.  This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (a) the date as of which the parties hereto terminate this Agreement by the written consent of (i) the Purchasers and (ii) the holders of a majority of the Stockholder Shares then outstanding and (b) the date on which the Purchasers, collectively, do not own at least 5.0% of the shares of Common Stock of the Company, calculated on a fully diluted basis.

Section 4.03   Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  There are no third party beneficiaries having rights under or with respect to this Agreement.

Section 4.04   Binding Effect; New Stockholders; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns.  The rights and obligations of the Purchasers hereunder may be assigned by the Purchasers to any Person to whom the Purchasers may transfer their shares of Common Stock, and following any such transfer, “Purchaser” (as used in this Agreement) shall be deemed to include such transferee (and any rights or obligations that the Purchaser may have under this agreement shall be exercised by a majority of such Persons that constitute the “Purchaser”).  This Agreement, and the rights and obligations of the Additional Stockholders hereunder, shall be transferred to any Person to which Stockholder Shares are transferred by an Additional Stockholder and, notwithstanding anything to the contrary in this Agreement, no transfer of Stockholder Shares (other than any acquisition of such shares by a Purchaser) by any Additional Stockholder shall be effective unless the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A.  The Company may not assign its rights under this Agreement.

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Section 4.05   Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the address or fax number (a) set forth on Schedule I hereto, with respect to the Additional Stockholders and (b) set forth in the Purchase Agreement, with respect to the Company and the Purchasers (or, in each such case, to such other address as any party may give in a notice given in accordance with the provisions hereof).  Any and all notices, requests and communications hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 4.06   Specific Performance; Remedies.  Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 4.07   Submission to Jurisdiction; Waiver of Jury Trial.  This Agreement, and the determination of any and all claims arising out of, relating to or in connection with this Agreement, shall in all respects and to the maximum extent permitted by applicable law be governed by the laws of the State of New York, including all matters of construction, enforcement, validity and performance (including sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).  EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY AND ALL ACTIONS OR PROCEEDINGS IN RESPECT OF ANY CLAIM ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS HEREBY OR THEREBY, OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (THE “CHOSEN COURT”) AND (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (B) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (C) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (D) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 4.05 OF THIS AGREEMENT.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the losing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 4.08   Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.09   Amendments.  This Agreement may not be amended or modified without the written consent of the Company, the Purchasers and the holders of at least a majority of the Stockholder Shares then outstanding.

Section 4.10   Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.11   Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 4.12   Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be duly executed by its authorized signatory as of the date first indicated above.

COMPANY:	CHINA AGRITECH, INC.

	By:	/s/ Yu Chang
Name: Yu Chang
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be duly executed by its authorized signatory as of the date first indicated above.

CARLYLE ASIA GROWTH PARTNERS IV, L.P.

By:	CAGP General Partner, L.P., as its General Partner
By:	CAGP Ltd., as its General Partner

By:	/s/ Curtis Buser
Name: Curtis Buser
Title: Director

IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be duly executed by its authorized signatory as of the date first indicated above.

CAGP IV CO-INVESTMENT, L.P.

By:	CAGP General Partner, L.P., as its General Partner
By:	CAGP Ltd., as its General Partner

By:	/s/ Curtis Buser
Name: Curtis Buser
Title: Director

IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be duly executed by its authorized signatory as of the date first indicated above.

ADDITIONAL STOCKHOLDER:	China Tailong Group Limited

	By:	/s/ Yu Chang
Name: Yu Chang
Title: Director

IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be duly executed by its authorized signatory as of the date first indicated above.

ADDITIONAL STOCKHOLDER:	Sammi Holdings Limited

	By:	/s/ Yu Chang
Name: Yu Chang
Title: Director

IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be duly executed by its authorized signatory as of the date first indicated above.

ADDITIONAL STOCKHOLDER:

/s/ Yu Chang
Name: Yu Chang

IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be duly executed by its authorized signatory as of the date first indicated above.

ADDITIONAL STOCKHOLDER:

/s/ Xiao Rong Teng
Name: Xiao Rong Teng

SCHEDULE I

ADDITIONAL STOCKHOLDERS

ADDITIONAL STOCKHOLDER NAME	SHARES OF COMMON STOCK BENEFICIALLY OWNED
China Tailong Group Limited
Sea Meadow House
Blackburne Highway	2,161,210
Post Office Box 116
Road Town, Tortola BVI
Phone: +86 10 59621278
Sammi Holdings Limited
Unit 9-10 27/F Seapower Tower
Concordia Plaza	872,500
No. 1 Science Museum Road
Tsim Sha Tsui, Kowloon
Phone: +86 10 59621278
Yu Chang
Room 3F No. 11 Building
Zhonghong International Business Garden	3,343,584	(1)
Chaoyang North Road
Chaoyang District, Beijing 100024
Phone: +86 10 59621278
Xiao Rong Teng
Room 3F No. 11 Building
Zhonghong International Business Garden	287,763	(2)
Chaoyang North Road
Chaoyang District, Beijing 100024
Phone: +86 10 59621278

(1) Yu Chang beneficially owns 100% of the shares held by China Tailong Holdings and 85% of the shares held by Sammi Holdings Ltd.

(2) Xiao Rong Teng beneficially owns 15% of the shares held by Sammi Holdings Ltd.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of October 19, 2009 (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)           Acknowledgment.  The Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

(b)           Agreement.  The Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Transferee were originally a party thereto.

(c)           Notice.  Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, ____.

TRANSFEREE:

By:
Name:
Title:
Address:
Fax:

Accepted and Agreed:

CHINA AGRITECH, INC.

By:
Name:
Title: